Exhibit 32.1

DIGIMARC CORPORATION

CERTIFICATION

In connection with the periodic report of Digimarc Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Bruce Davis, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the U.S. Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: October 31, 2019

By:	/S/ Bruce Davis
Bruce Davis Chief Executive Officer